Exhibit 10.68

First Amendment to

The Progressive Corporation

Executive Separation Allowance Plan

(2006 Amendment and Restatement)

WHEREAS, The Progressive Corporation Executive Separation Allowance Plan (“Plan”) is currently maintained pursuant to the 2006 Amendment and Restatement; and

WHEREAS, it is deemed desirable to amend the Plan further;

NOW, THEREFORE, effective August 1, 2007, the Plan is hereby amended as set forth below:

1. Section 2.1 of the Plan is hereby amended by deleting the phrase “ninety (90) days” and inserting in lieu thereof the phrase “forty-five (45) days”.

2. Section 2.2 of the Plan is hereby amended by deleting the phrase “ninety (90) days” and inserting in lieu thereof the phrase “forty-five (45) days”.

3. Section 14 of the Separation Agreement and General Release attached to the Plan as Exhibit A is hereby amended by deleting the phrase “NINETY (90) DAYS” and inserting in lieu thereof the phrase “FORTY-FIVE (45) DAYS”.

4.	The following is hereby added as new Section 2.4 of the Plan:

“2.4 Notwithstanding anything in this Plan to the contrary, an Eligible Employee shall not be entitled to receive a separation allowance, and any Separation Agreement and General Release that such Eligible Employee previously may have executed shall be considered null and void, if, at any time prior to payment of a separation allowance to such Eligible Employee, the Company determines that the Eligible Employee has at any time prior to such payment committed a violation of Progressive’s Code of Business Conduct and Ethics that would have led Progressive to terminate the Eligible Employee’s employment in accordance with Progressive’s then current disciplinary practices with respect to the type of violation in question had the Eligible Employee still been actively employed.”

5. Except as expressly set forth in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the Company has hereunto caused this Amendment to be executed by its duly authorized representative as of the 20th day of August, 2007.

The Progressive Corporation

By:	/s/ Charles E. Jarrett
Title:	Vice President